Exhibit 99.1
5711 S 86TH CIRCLE • PO BOX 27347 • Omaha NE 68127-0347
Executive Office: (402) 596-8900 • Fax (402) 596-8902
Internet: www.infoGROUP.com
FOR IMMEDIATE RELEASE
February 9, 2009
CONTACT:
Lisa Olson — Senior Vice President, Corporate Relations
Phone: (402) 593-4541
E-Mail: lisa.olson@infogroup.com
Thomas Oberdorf — Chief Financial Officer
Phone: (402) 593-4690
infoGROUP Reports 4th Quarter and FY2008 Results
•	Record Revenue of $738.3 Million for the Fiscal Year 2008 — up 7%

•	Fourth Quarter Revenue of $178.1 Million — down 4%

•	Debt Reduced from $313 Million to $301 Million

•	Dividend Eliminated for 2009 to Ensure Accelerated Debt Pay Down

•	Solid Cash Flow
(OMAHA, NE) infoGROUP Inc. (Nasdaq: IUSA), the leading provider of proprietary business and consumer databases, sales leads, direct marketing, email marketing, market research and global information solutions today reported unaudited financial results for the fourth quarter and full fiscal year ended December 31, 2008.
“Overall, we are pleased with the progress we have made,” said Bill Fairfield, infoGROUP’s Chief Executive Officer. “Despite the economic headwinds and the substantial cash outlays related to the settlement of the shareholder derivative action, we continue to deliver strong cash flow as we pay debt down and build the Company for the future.”
Fairfield added, “Our goal was to finish the year by setting the stage for reliable growth in earnings while paying down our debt and we accomplished that. Now, we need to focus on our strategic initiatives to strengthen the Company and build shareholder value.”
Fourth Quarter 2008 Results
During the fourth quarter of 2008, infoGROUP delivered revenue of $178.1 million, compared to $185.8 million for the same period in 2007, representing a decline of 4%.
The segment revenue for the fourth quarter 2008 was as follows:
•	Revenue for the Data Group in the fourth quarter was $71.6 million as compared to $81.5 million for the same period last year, a decline of 12%.

•	Revenue for the Services Group in the fourth quarter was $41.9 million compared to $37.2 million for the same period last year, an increase of 13%.

•	Revenue for the Marketing Research Group in the fourth quarter was $64.5 million compared to $67.1 million for the same period last year, a decline of 4%.
infoGROUP’s operating income for the fourth quarter of 2008 was $9.2 million, compared to income of $24.7 million in the fourth quarter of 2007. During the fourth quarter of 2008, the Company recorded $12.4 million in charges which included $10.5 million primarily in non-cash accounting adjustments for the impairment and write-down of assets, $1.5 million for severance costs associated with the restructuring of Direct Media, $0.3 million for costs associated with facility closures and $0.1 million in non-recurring charges related to the Derivative Litigation (as defined below) and the Special Litigation Committee’s investigation. infoGROUP’s earnings per share for the fourth quarter of 2008 was $0.03 versus earnings per share of $0.20 in the fourth quarter of 2007. EBITDA for the fourth quarter of 2008 was $20.4 million versus $35.1 million in the fourth quarter of 2007.
The following are highlights of infoGROUP’s accomplishments in the fourth quarter of 2008:
Data Group
➢	Announced partnership with BooRah to provide ratings and review for approximately 150,000 of infoUSA’s restaurant listings for navigation systems.

➢	Strong renewal rates in ReferenceUSA — the Company’s subscription product that is used in public libraries.

➢	Announced partnership with Maponics to provide neighborhood based selection lists. Customers can now micro target their marketing efforts to over 50,000 true neighborhoods for higher response rates.

➢	OneSource Business Information Services launched OneSource Insight, a complimentary resource center providing articles and insight for sales, marketing, and business professionals — available at insight.onesource.com.
Services Group
➢	Yesmail launched several new enhancements to their Enterprise Platform particularly in the areas of Mobile Marketing and Business Intelligence.

➢	Edith Roman Associates launched “EZSuppress,” an innovative email suppression technology for acquisition email marketers.

➢	Completed integration of all list brokerage and list management divisions to one single operating platform resulting in operating efficiencies and cost savings.

➢	Donnelley Marketing and Triplex now offer an automated analytical service as part of their merge/purge processing to optimize their clients’ direct mail campaigns and performance.

➢	Direct Media launched Marketing Genetics (“mGen”), a consumer co-op database of over 200 million households, offering clients a multi-channel direct marketing solution of postal, email and telemarketing data enhanced with buying behavior information and demographics for targeting and selectivity.
Marketing Research Group
➢	Macro International was awarded the contract with the Centers for Disease Control and Prevention (CDC) to be the Data Coordinating Center for the National HIB Behavioral Surveillance System (NHBS) and the Medical Monitoring Project (MMP). This $4.7 million, 3 year contract enables Macro to accept, process, maintain and archive data for two of CDC’s largest HIV/AIDS surveillance systems.
➢	Opinion Research Corporation accurately predicted the national election results for the presidential election. ORC conducted 80 polls and interviewed approximately 82,500 respondents about issues that impact the US during the election cycle in conjunction with CNN. “CNN not only got it right nationally — but in state after state, our final results proved to be more precise than other polling organizations,” said CNN political director Sam Feist.

➢	NWC Opinion Research was awarded the International Visitor Survey contract by Tourism Australia.
“The Board is extremely pleased with the progress Bill Fairfield and the management team have made in such a short period of time,” said Bernard W. Reznicek, Chairman of infoGROUP’s Board of Directors. “We have a tremendous amount of confidence that they will continue to move the Company in the right direction.”
Full Year End 2008 Results
Revenue for the full year was $738.3 million, an increase of 7% over revenues of $688.8 million in fiscal year 2007.
The segment revenue for full fiscal 2008 year was as follows:
•	For the fiscal year 2008, revenue for the Data Group was $309.0 million, compared to $330.5 million for the same period last year. Revenue for the fiscal year 2007 included $9.9 million for the Naviant settlement and $13.3 million for revenue associated with the First Data Resources license agreement which was not renewed in 2008. Excluding these items growth for the year was 1%.

•	Revenue for the Services Group for the fiscal year 2008 was $163.8 million as compared to $136.8 million for the same period last year. Growth for the year for the Services Group was 20%.

•	Revenue for the Marketing Research Group for the fiscal year 2008 was $265.5 million compared to $221.5 million for the same period last year. Growth for the year for the Marketing Research Group was 20%.
For the full year, infoGROUP’s operating income was $25.3 million, compared to $86.5 million in 2007. During fiscal 2008, the Company recorded $34.3 million in non-recurring charges. These charges included $10.7 million in severance payments primarily to the former CEO of the Company, Vinod Gupta, in connection with the Stipulation of Settlement entered into on August 20, 2008 by the parties to the Derivative Litigation (as defined below) (the “Stipulation of Settlement”) and $23.6 million in legal expenses and professional fees related to In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.) (the “Derivative Litigation”) filed in the Court of Chancery for the State of Delaware in and for New Castle County and the Special Litigation Committee’s investigation. Excluding these non-recurring charges of $34.3 million, the operating income for the full fiscal 2008 year would have been $59.6 million, compared to an operating income for 2007 of $80.3 million, excluding the Naviant litigation settlement and charges related to the Derivative Litigation and the Special Litigation Committee’s investigation.
During fiscal year 2008, the Company also recorded approximately $14.7 million in charges which primarily included non-cash accounting adjustments for the impairment and write-down of assets of $11.1 million, $2.1 million for costs associated with facility closures and $1.5 million for severance costs associated with the restructuring of Direct Media.
As of December 31, 2008, the Company has incurred $26.6 million in legal expenses and professional fees related to the Derivative Litigation and the Special Litigation Committee’s investigation. This amount includes $3.0 million in 2007 and $23.6 million in 2008. These expenses include $9.9 million for counsel to the Special Litigation

Committee, $7.2 million for the plaintiffs attorneys fees as awarded according to the Stipulation of Settlement, $4.9 million for counsel to the former CEO of the Company, Vinod Gupta, $2.3 million for the Company’s independent certified public accountants, $1.6 million for counsel to other director defendants, $1.8 million for counsel to the Company, $0.7 million for the Special Litigation Committee members, and $0.2 million for all other related costs. These costs were offset by insurance proceeds received of $2.0 million.
For the full year, infoGROUP’s earnings per share was $0.08 as compared to $0.73 in 2007. Adjusted earnings per share for 2008 excluding the non-recurring charges of $34.3 million (which are described above) was $0.45. Adjusted earnings per share for 2007 excluding the non-recurring income of $9.2 million from the Naviant litigation settlement and charges of $3.0 million related to the Derivative Litigation was $0.66. EBITDA for the full year of 2008 was $69.8 million versus $126.7 million in 2007. Adjusted EBITDA for 2008 excluding the effects of the non-recurring charges of $34.3 million was $104.1 million, compared to adjusted EBITDA for 2007 excluding the effects of the total net non-recurring income of $6.2 million was $120.5 million.
“We are focusing on what is right to help move the Company forward and a lot has been accomplished in a short period of time,” Reznicek said. “There is definitely positive momentum — new corporate governance policies have been established and new independent directors have been added to the Board.”
Reznicek added, “We felt that rather than paying a dividend at this time, using those funds to pay down debt would give the Company a stronger foot hold for the future — especially in these tough economic times.”
NON-GAAP INFORMATION
In addition to disclosing results determined in accordance with generally accepted accounting principles, or GAAP, infoGROUP also discloses the following non-GAAP measures: (1) earnings before interest expense, income taxes and depreciation and amortization, or EBITDA, (2) adjusted EBITDA excluding the effects of the non-recurring charges related to the Derivative Litigation and the Stipulation of Settlement, and the non-recurring income from the Naviant litigation settlement and (3) adjusted earnings per share excluding the effects of the non-recurring charges related to the Derivative Litigation and the Stipulation of Settlement, and the non-recurring income from the Naviant settlement.
Management believes EBITDA provides useful supplemental information to management and investors because management uses this information internally for evaluating the aggregate performance of the Company’s operating businesses. In addition, EBITDA is commonly used as an analytical indicator within infoGROUP’s industry and is a component of the Company’s financial covenant calculations under its credit facilities, subject to certain adjustments. Additionally, management excludes the effects of the non-recurring charges related to the Derivative Litigation and the Stipulation of Settlement and the non-recurring income from the Naviant litigation settlement because such items resulted from events that are non-recurring and are not part of on-going operations. Management believes that adjusted earnings per share and adjusted EBITDA provide useful supplemental information to management and investors because they better reflect the Company’s on-going performance and business operations during the periods presented and is more useful to investors for comparative purposes.
All companies do not calculate non-GAAP measures in the same manner and the non-GAAP financial measures presented in this press release may not be comparable to similar measures used by other companies. Non-GAAP measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of the Company’s results as reported under GAAP as measures of the Company’s profitability or liquidity.
See the tables in this press release for a reconciliation of net income to EBITDA and adjusted EBITDA, and earnings per share to adjusted earnings per share.
CONFERENCE CALL
The Company will host its fourth quarter conference call on February 10, 2009 at 8:30 a.m. Eastern time. To access the conference call, please dial 866-543-6411 (international 617-213-8900), passcode 33785452, approximately 10 minutes prior to the start of the call. A replay of the call will be available from 11:30 a.m. Eastern time, February 10, 2009 through midnight Eastern time, February 17, 2009. The replay number is 888-286-8010 (international 617-801-6888), passcode 11026300.
About infoGROUP
infoGROUP (www.infoGROUP.com) (NASDAQ: IUSA), founded in 1972, is the leading provider of business and consumer databases for sales leads & mailing lists, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoGROUP has the most comprehensive data in the industry, and is the only company to own 12 proprietary databases under one roof. The infoGROUP database powers the directory services of the top Internet traffic-generating sites. Nearly 4 million customers use infoGROUP products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoGROUP headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and can be contacted at (402) 593-4500. To know more about Sales Leads, click www.infoGROUP.com.
Forward-looking Statements
Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, risks associated with litigation, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the company’s filings with the Securities and Exchange Commission.
(INCOME STATEMENT FOLLOWS)

infoGROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	FOR THE QUARTER ENDED		FOR THE YEAR ENDED
	December	December	December		December
	31, 2008	31, 2007	31, 2008		31, 2007
	(unaudited)		(unaudited)
Net sales	$178,055	$185,845	$738,270		$688,773	*
Costs and expenses:
Cost of goods and services	75,546	77,433	312,661		276,165
Selling, general and administrative	82,573	73,636	358,445		287,084
Depreciation and amortization of operating assets (1)	6,422	5,889	24,389		21,502
Amortization of intangible assets	4,317	4,141	17,524		17,495

	168,858	161,099	713,019		602,246

Operating income	9,197 **	24,746	25,251	**	86,527	*

Other income (expense):
Investment income	(11)	(48)	1,661		617
Other income (charges)	486	380	1,010		599
Interest expense	(4,793)	(5,424)	(18,143)		(20,995)

Income before income taxes	4,879	19,654	9,779		66,748
Income taxes	2,886	8,419	5,419		25,806

Net income	$1,993	$11,235	$4,360		$40,942

BASIC & DILUTED EARNINGS PER SHARE:
Basic earnings per share	$0.03	$0.20	$0.08		$0.73

Diluted earnings per share	$0.03	$0.20	$0.08		$0.73

Basic weighted average shares outstanding	57,295	56,620	56,760		55,809

Diluted weighted average shares outstanding	57,349	56,670	56,774		55,976

(1)	Depreciation of tangible assets and amortization of capitalized software.

*	The results for the fiscal year 2007 include one-time revenue of $9.9 million and operating income of $9.2 million in connection with the Naviant Inc. litigation settlement and charges of $3.0 million related to the Derivative Litigation and the Special Litigation Committee’s investigation.

**	The results for the fiscal year 2008 include non-recurring charges of $34.3 million, primarily related to the Derivative Litigation and the Special Litigation Committee’s investigation and related remediation efforts as outlined in the Stipulation of Settlement and severance payment to the former CEO in connection with the Stipulation of Settlement. The results for the fiscal year 2008 also includes $14.7 million in charges which includes $11.1 million primarily in non-cash accounting adjustments for the impairment and write-down of assets, $2.1 million in adjustments for costs associated with facility closures and $1.5 million for severance costs associated with the restructuring of Direct Media.
The following provides a reconciliation of net income to EBITDA and adjusted EBITDA:

	FOR THE QUARTER ENDED				FOR THE YEAR ENDED
	December		December		December		December
	31, 2008		31, 2007		31, 2008		31, 2007
Net income	$1,993		$11,235		$4,360		$40,942
Interest expense	4,793		5,424		18,143		20,995
Income taxes	2,886		8,419		5,419		25,806
Depreciation and amortization of operating assets	6,422		5,889		24,389		21,502
Amortization of intangible assets	4,317		4,141		17,524		17,495

EBITDA	$20,411		$35,108		$69,835		$126,740

Non-recurring charges (income)	130	*	2,955	**	34,293	*	(6,207)	**

EBITDA adjusted to exclude the effects of non-recurring charges (income)	$20,541		$38,063		$104,128		$120,533

The following provides a reconciliation of basic earnings per share to adjusted earnings per share:

	FOR THE QUARTER ENDED				FOR THE YEAR ENDED
	December		December		December		December
	31, 2008		31, 2007		31, 2008		31, 2007
Basic earnings per share	$0.03		$0.20		$0.08		$0.73
Effect of non-recurring charges (income) (see below)	$0.00		$0.03		$0.37		$(0.07)

Basic earnings per share adjusted to exclude the effects of non-recurring charges (income)	$0.03		$0.23		$0.45		$0.66

Non-recurring charges (income)	130	*	2,955	**	34,293	*	(6,207) **
Income tax effect of non-recurring charges (income)	(49)		(1,123)		(13,031)		2,359

Impact of non-recurring charges (income) on net income	$81		$1,832		$21,262		$(3,848)

Basic weighted average shares outstanding	57,295		56,620		56,760		55,809

Effect of non-recurring charges (income) on basic earnings per share	$0.00		$0.03		$0.37		$(0.07)

*	Non-recurring charges for 2008 includes $23,595 in charges for legal and professional fees related to the Derivative Litigation and the Special Litigation Committee’s investigation related remediation efforts as outlined in the Stipulation of Settlement, and $10,698 for severance payments, primarily to the former CEO in connection with the Stipulation of Settlement.

**	Non-recurring income for 2007 includes income of $9,162 related to the Naviant litigation settlement and charges of $2,955 related to the Derivative Litigation and the Special Litigation Committee’s investigation.

infoGROUP INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Cash and cash equivalents	$4,818	$9,924
Marketable securities	992	2,285
Accounts receivable	74,568	78,573
Accounts receivable-list brokerage	86,841	68,369
Accounts receivable – unbilled services	27,471	25,114
Deferred income taxes	7,306	4,041
Income taxes receivable	3,795	0
Prepaid expenses	10,155	9,425
Assets held for sale	3,960	0
Deferred marketing costs	1,004	2,234

Total current assets	220,910	199,965

Property and equipment, net	65,108	67,950
Intangible assets, net	526,629	533,280
Other assets	2,505	11,446

	$815,152	$812,641

Liabilities
Current portion of long-term debt	2,899	4,944
Accounts payable	33,426	23,312
Accounts payable-list brokerage	79,827	63,807
Accrued payroll expenses	40,519	39,507
Accrued expenses	17,740	22,158
Income taxes payable	0	3,288
Deferred revenue	62,349	71,922

Total current liabilities	236,760	228,938

Long-term debt, net of current portion	297,745	278,283
Deferred income taxes	25,898	31,046
Other liabilities	6,310	5,848
Stockholders’ equity
Common stock	142	141
Paid-in capital	147,025	137,106
Retained earnings	114,478	129,908
Note receivable — shareholder	(9,000)	0
Accumulated other comprehensive income (loss)	(4,206)	1,371

Total stockholders’ equity	248,439	268,526

	$815,152	$812,641